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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                       CALAMOS STRATEGIC TOTAL RETURN FUND
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      04-3785941
    (State of Incorporation                           (I.R.S. Employer
       or Organization)                             Identification No.)

                           1111 EAST WARRENVILLE ROAD
                         NAPERVILLE, ILLINOIS 60563-1493
                    (Address of Principal Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

         Securities Act registration statement file number to which this form relates: 333-111756

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class                     Name Of Each Exchange On Which
         To Be So Registered                     Each Class Is To Be Registered
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COMMON SHARES OF BENEFICIAL INTEREST                NEW YORK STOCK EXCHANGE
          WITHOUT PAR VALUE

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The shares (the "Shares") to be registered hereunder are common shares of beneficial interest, without par value, of Calamos Strategic Total Return Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's Registration Statement on Form N-2 filed on January 7, 2004 and as amended by pre-effective amendment No. 1 on February 23, 2004 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-111756 and 811-21484, respectively), which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.





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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 15, 2004
                                           CALAMOS STRATEGIC TOTAL RETURN FUND


                                           By: /s/ JAMES S. HAMMAN, JR.
                                               ---------------------------
                                               James S. Hamman, Jr.
                                               Secretary






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